                                                                     EXHIBIT 4.1

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION.............................  2

 1.1.   Definitions......................................................  2
 1.2.   Rules of Construction............................................  10
 1.3.   Certain Consents, Waivers, Etc...................................  11

ARTICLE II BOARD OF DIRECTORS; ETC.......................................  11

 2.1.   Board of Directors; Etc..........................................  11
 2.2.   Covenants of the Company.........................................  13
 2.3.   Covenants of the Parent and GNP..................................  15

ARTICLE III CO-SALE RIGHTS; "CLAW-BACK" OPTIONS..........................  16

 3.1.   Co-Sale Rights...................................................  16
 3.2.   "Claw-Back" Options to Purchase..................................  17

ARTICLE IV PREEMPTIVE RIGHTS AND RIGHTS OF FIRST REFUSAL.................  20

 4.1.   Preemptive Rights for New Securities.............................  20
 4.2.   Rights to Purchase Securities of Parent and GNP..................  22

ARTICLE V MANAGEMENT AND CONTROL.........................................  23

ARTICLE VI
MISCELLANEOUS............................................................  23

 6.1.   Issuances of Securities..........................................  23
 6.2.   Joinder Agreement; Certain Transfers.............................  24
 6.3.   Governing Law; Etc...............................................  24
 6.4.   Duration of Agreement............................................  25
 6.5.   Severability.....................................................  25
 6.6.   Iniunctive Relief................................................  25
 6.7.   Binding Effect...................................................  26
 6.8.   Amendment; Modification; Waiver..................................  26
 6.9.   Counterparts.....................................................  26
 6.10.  Notices..........................................................  26

                             EXHIBITS AND SCHEDULES
                             ----------------------

        Exhibit A  -  Charter

        Exhibit B  -  Joinder Agreement

        Schedule I  -  Shareholders

        Schedule II  -  Initial Directors

                                              AMENDED AND RESTATED SHAREHOLDERS
                                              AGREEMENT dated as of June 24,
                                              1997, among EARTHWEB INC., a
                                              Delaware corporation (the
                                              "Company"), and the SHAREHOLDERS
                                              (as defined herein).

                This Amended and Restated Shareholders Agreement (this "Agreement"), amends and restates in its entirety the Shareholders Agreement dated as of October 25, 1996 (the "Original Shareholders Agreement"), among the Company (as successor-by-merger to EarthWeb Inc., a New York corporation) and the Shareholders, and is being entered into in connection with the execution and delivery of the Purchase Agreement and Amendment (as defined below).

                In connection with the foregoing, the parties are entering into this Agreement in order to provide for the continuity of the business, policies and affairs of the Company.

                ACCORDINGLY, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I


                       DEFINITIONS; RULES OF CONSTRUCTION

1.1.    DEFINITIONS.
        -----------
                Capitalized terms used in this Agreement have the meanings ascribed to them below or in the other locations specified below:

                "Acceptance Notice" has the meaning set forth in Section 4.1(b).
                 -----------------                               --------------

                "Additional Option" has the meaning set forth in Section 3.2(b).
                 -----------------                               --------------

                "Additional Option Period" has the meaning set forth in Section
                 ------------------------
3.2(b).

                "Additional Preferred Shares" means, collectively, the 598,086 shares of Series B Preferred Stock purchased by Warburg pursuant to the Purchase Agreement and Amendment (subject to proportionate adjustment in the event of any stock dividend or distribution paid in shares of Series B Preferred Stock or stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting the Series B Preferred Stock).

          "Affiliate" means, with respect to any specified Person, (1) any other
           ---------
Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (1)
                                                                    ----------
above, (3) another Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (4) another Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to
          -------
direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Arbitration Procedure" means the following procedure to determine the
           ---------------------
Market Value of a security or the Fair Value of any property other than a security (the "valuation amount"), if applicable. The valuation amount shall be
               ----------------
determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and the Requisite Investors. If the Company and the Requisite Investors are unable to agree upon an acceptable investment banking firm within ten (10) days after the date on which either the Company or the Requisite Investors proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of
competent jurisdiction).   The arbitrator shall select the investment banking
firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and the Requisite Investors, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by the Requisite Investors. The arbitrator may consider, within the ten-day period allotted, arguments from the Company and the Requisite Investors regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The determination by such investment banking firm of the valuation amount shall be final and binding upon the Company and the Requisite Investors. The Company shall pay one-half the fees and expenses of the investment banking firms and arbitrators (if any) used to determine the valuation amount, and the Investors shall, ratably based on the number of shares of Common Stock and Common Stock Equivalents held by each of them, pay the other half of such fees and expenses. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates (other than for claims resulting from such firm's or arbitrator's gross negligence, bad faith or willful misconduct), and each of the Company and the Investors shall, if reasonably requested by any such investment banking firm or arbitrator, waive all claims each of them may have against such firm or arbitrator (other than any such claim arising out of such firm's or arbitrator's gross negligence, bad faith or willful misconduct).

          "Board" has the meaning set forth in Section 2.1(a)(i).
           -----                               -----------------

          "Business Day" means any day that is not a Saturday, Sunday, legal
           ------------
holiday or other day on which banks are required to be closed in New York, New York.

          "Change of Control" means the occurrence of any fact, event or
           -----------------
condition that results in the Founders and their respective Permitted Transferees, taken together as a group, (i) ceasing to own, beneficially and of record (and in the case of the Parent, through record ownership by GNP), at least 51% of the outstanding Membership Interests in the Parent or GNP, (ii) ceasing to control the Board of Managers of the Parent or GNP or (iii) otherwise ceasing to control the Parent or GNP.

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company as filed with the Secretary of State of Delaware, as the same may be amended and restated and in effect from time to time, a true and complete copy of which as in effect on the date hereof is attached hereto as Exhibit A
                                                                    ---------
hereto.

          "Commission" means the Securities and Exchange Commission, or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, $.0l par value, of the Company
           ------------
of any class.

          "Common Stock Equivalent" means the right to acquire, whether or not
           -----------------------
immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement;

provided, however, that the rights of GNP (and its permitted assigns) to acquire
--------  -------
securities of the Company from Warburg or its transferees pursuant to Section
                                                                      -------
3.2 shall not constitute Common Stock Equivalents held by GNP (or its permitted
---
assigns) for purposes of this Agreement, the Stock Purchase Agreement or the Certificate of Incorporation.

          "Company" has the meaning given to it in the caption to this
           -------
Agreement.

          "Competitor" means any Person that owns, manages or operates any line
           ----------
of business that manufactures, markets or sells products or services similar to those of the Company.

          "Convertible Preferred Stock" means, collectively, the Series A
           ---------------------------
Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

          "Designated Directors" has the meaning set forth in Section 2.1 (b)
           --------------------                               ---------------
(iii).
-----

          "Documents" means this Agreement, the Stock Purchase Agreement, the
           ---------
Purchase Agreement and Amendment, the Certificate of Incorporation, the Registration Rights Agreement and the Intercompany Services Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any successor federal statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "Equivalent Price" means, with respect to any share of Convertible
           ----------------
Preferred Stock proposed to be sold, the Equivalent Price for a share of Common Stock shall equal the amount payable in respect of such share of Convertible Preferred Stock divided by the number of Common Stock Equivalents represented by such share of Convertible Preferred Stock.

          "Excluded Securities" has the meaning given to it in the Certificate
           -------------------
of Incorporation.

          "Excepted Securities" has the meaning given to it Section 4.1(d).
           -------------------                              --------------

          "Fair Value" means, with respect to any Security, its Market Value,
           ----------
and with respect to any property or assets other than cash or Securities, the fair value thereof determined in good faith jointly by the Company and the Requisite Investors; provided, however, that if the parties are not able to
                     --------  -------
agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes Fair Value, then the Fair Value will be determined pursuant to the Arbitration Procedure.

          "Founder Directors" has the meaning set forth in Section 2. 1 (b)
           -----------------                               ----------------
(ii).

          "Founders" means Jack D. Hidary, Murray Hidary and Nova Spivack.
           --------

          "Fully Diluted Basis" means a calculation of the number of shares of
           -------------------
Common Stock outstanding which includes, in addition to the shares of Common Stock then issued and outstanding, the aggregate number of shares of Common Stock issuable upon the exercise, conversion or exchange of all options (including all options issuable under the Stock Plan), warrants, Convertible Preferred Stock and any other Security of the Company exercisable or exchangeable for or convertible into Common Stock.

          "Fundamental Documents" means the documents by which any Person (other
           ---------------------
than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would be its
                            ---------------------
charter (e.g. certificate or articles of incorporation) and by-laws.
         ----

          "GNP" means Global Network Partners LLC, a New York limited liability
           ---
company.

          "GNP Operating Agreement" means the Amended and Restated Operating
           -----------------------
Agreement of GNP dated as of January 1, 1995, as amended and in effect on the date hereof, a true and complete copy of which is attached to the Stock Purchase Agreement as Annex III to Exhibit 3.1.
             ----------   -----------

          "Governmental Authority" means any domestic or foreign government or
           ----------------------
political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Identified Shareholder" means, collectively, the Parent, GNP and any
           ----------------------
other Person who is or becomes a holder of securities of the Company and who is a director, officer or employee of, or consultant to, the Company, and any other Person who becomes a party to this Agreement as an Identified Shareholder pursuant to Article VI, and
                                                                 ----------
any Transferee of Securities held by any such Person.

          "Initial Option" has the meaning set forth in Section 3.2(a).
           --------------                               --------------

          "Initial Option Period" has the meaning set forth in Section 3.2(a).
           ---------------------                               --------------

          "Initial Preferred Shares" means 488,278 shares of Series A Preferred
           ------------------------
Stock purchased by Warburg under the Stock Purchase Agreement on the Series A Closing Date (as defined in the Stock Purchase Agreement) (subject to proportionate adjustment in the event of any stock dividend or distribution paid in shares of Series A Preferred Stock or stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting the Series A Preferred Stock).

          "Intercompany Services Agreement" means the Intercompany Services
           -------------------------------
Agreement dated as of October 25, 1996, among the Company, GNP and the other parties thereto.

          "Investors" means, collectively, Warburg, and every other Person who
           ---------
after the date hereof becomes a party to this Agreement as an "Investor"
                                                               --------
pursuant to a Joinder Agreement executed and delivered pursuant to Article VI.
                                                                   -----------

          "Investor Directors" has the meaning set forth in Section 2.1(b)(i).
           ------------------                               -----------------

          "Joinder Agreement" means a joinder agreement in substantially the
           -----------------
form attached hereto as Exhibit B.
                        ---------

          "Majority of the Entire Board" means a majority of the total number of
           ----------------------------
directors then constituting the entire Board, including vacancies.

          "Market Value" means, as to any security, the average of the closing
           ------------
prices of such security's sales on the principal national securities exchange on which such security may at the time be listed, or, if there have been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated ("NQBI"), or any
                                                           --------
similar or successor organization; in each such case averaged over a period of 21 days consisting of the day as of which "Market Value" is being determined and
                                           ------------
the 20 consecutive business days prior to such day, or, if there have been no bid or asked prices in the domestic over-the-counter market reported by NQBI, the fair market value thereof determined in good faith jointly by the Company and the Requisite Investors; provided, however, that if the Company and the
                             --------  -------
Requisite Investors are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes the Market Value thereof, then the Market Value thereof shall be determined pursuant to the Arbitration Procedure.

          "Membership Interest" has the meaning ascribed to it in the Parent
           -------------------
Operating Agreement, in the case of a Membership Interest in the Parent, or in the GNP Operating Agreement, in the case of a Membership Interest in GNP.

          "Notice of Transfer" has the meaning set forth in Section 4.2 (a).
           ------------------                               ---------------

          "Offer" has the meaning set forth in Section 4.2(a).
           -----                               --------------

          "Offerees" has the meaning set forth in Section 4.2(a).
           --------                               --------------

          "Offered Securities" has the meaning set forth in Section 4.1(a).
           ------------------                               --------------

          "Original Cost" means, with respect to any share of any series of
           -------------
Convertible Preferred Stock held by an Investor as of any particular date, the amount originally paid by such Investor for such share when it was originally issued. In the event of any change (by way of any stock dividend or distribution payable in shares of such series of Convertible Preferred Stock, or stock split, reverse stock split or combination or other pro rata
                                                         --- ----
recapitalization event affecting such series of Convertible Preferred Stock) in the number or kind of shares of such series of Convertible Preferred Stock, the Original Cost of the shares of such series of Convertible Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of such series of Convertible Preferred Stock immediately after such change.

          "Other Shareholders" has the meaning set forth in Section 3.1(a).
           ------------------                               --------------

          "Parent" means EarthWeb LLC, a New York limited liability company.
           ------

          "Parent/GNP Agreement" means, with respect to the Parent or GNP, all
           --------------------
agreements and instruments governing the organization and internal affairs of such Person or the voting or transfer of membership interests in such Person and any other securities issued by such Person.

          "Parent Operating Agreement" means the Parent's Amended and Restated
           --------------------------
Operating Agreement dated as of November 5, 1995, as amended and in effect on the date hereof, a true and complete copy of which is attached to the Stock Purchase Agreement as Annex II to Exhibit 3.1.
                      ---------   -----------

          "Participating Percentage" means, at any time with respect to any
           ------------------------
Investor to whom an offer or deemed offer to acquire or sell securities is made hereunder and accepted by such Investor, the fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents held by such Investor at such time and the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents that are held by all Investors at such time to whom such offer is made or deemed hereunder and who have accepted such offer.

          "Permitted Transfer" means any Transfer by a Shareholder (i) to the
           ------------------
spouse or any lineal ancestor or descendant of such Shareholder, (ii) to any trust for the benefit of such Shareholder or the spouse or lineal ancestor or descendant of such Shareholder, (iii) to the estate of such Shareholder or (iv) a Transfer by a Founder of his interest in GNP to another Founder;

provided, however, that in each case such Permitted Transfer is made in
--------  -------
accordance with Article VI and (A) such Transferee agrees in writing to be bound
                ----------
by this Agreement in the same capacity and to the same extent as the Transferor and (B) such Transfer would constitute a Permitted Transfer by the original holder of the securities to be Transferred.

          "Person" shall be construed as broadly as possible and shall include
           ------
an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preemptive Offer" has the meaning set forth in Section 4. 1 (a).
           ----------------                               ----------------

          "Preemptive Period" has the meaning set forth in Section 4. 1 (a).
           -----------------                               ----------------

          "Proportionate Percentage" means, with respect to any Shareholder, the
           ------------------------
fraction, expressed as a percentage, the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents held by such Shareholder and the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents existing at the time of determination that are held by all Shareholders.

          "Public Offering" means the consummation of a firm commitment public
           ---------------
offering of Common Stock pursuant to an effective registration statement under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

          "Public Sale" means any sale, occurring simultaneously with or after a
          --------------
Public Offering, of securities of the Company to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

          "Purchase Agreement and Amendment" means the Purchase Agreement and
           --------------------------------
Amendment dated as of June 24, 1997, among the Company, the Parent and Warburg.

          "Qualified Public Offering" has the meaning given to it in the
            ------------------------
Certificate of Incorporation.

          "Refused Securities" has the meaning set forth in Section 4.1(c).
           ------------------                               --------------

          "Reincorporation" has the meaning set forth in Section 2.1(a)(ii).
           ---------------                               ------------------

          "Requisite Investors" means those Investors who or which hold in the
           -------------------
aggregate in excess of 50% of the outstanding shares of Common Stock and Common Stock Equivalents held by all Investors at the time in question.

          "Requisite Shareholders" means those Shareholders who or which hold in
           ----------------------
the aggregate in excess of 50% of the outstanding shares of Common Stock and Common Stock Equivalents held by all Shareholders at the time in question.

          "Rule 144" means Rule 144 under the Securities Act or any successor or
           --------
similar rule as may be entered by the Commission from time to time, but shall not include Rule 144A.

          "Rule 144A" means Rule 144A under the Securities Act or any successor
           ---------
or similar rule as may be entered by the Commission from time to time, but shall not include Rule 144.

          "Sale Notice" has the meaning set forth in Section 3.1(a).
           -----------                               --------------

          "Sale of the Company" means any sale of the Company to one or more
           -------------------
third party purchasers who or which are not Affiliates of the Company, whether by way of (i) the sale or other disposition of all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company with or into another Person or (iii) the sale or other transfer of greater than a majority of the capital stock of the Company.

          "Securities Act" means the Securities Act of 1933, as amended, or any
           --------------
successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Series A Preferred Stock" means the Company's Series A Convertible
           ------------------------
Preferred Stock, $.01 par value.

          "Series B Preferred Stock" means the Company's Series B Convertible
           ------------------------
Preferred Stock, $.01 par value.

          "Series C Preferred Stock" means the Company's Series C Convertible
           ------------------------
Preferred Stock, $.0l par value.

          "Shareholders" means the holders, directly or indirectly through one
           ------------
or more other Persons, of either Convertible Preferred Stock, Common Stock or Common Stock Equivalents, in each case, who or which are parties hereto, and shall include any other Person who hereafter becomes a party to this Agreement as a Shareholder, an Identified Shareholder or an Investor pursuant to a Joinder Agreement executed and delivered pursuant to Article VI. For the avoidance of
                                             ----------
doubt, each of the Parent and GNP is a Shareholder for so long as it has a direct or indirect ownership interest in the Common Stock.

          "Stock" means the Convertible Preferred Stock, the Common Stock and
           -----
any and all other capital stock or equity Securities (including derivative Securities therefor) of the Company.

          "Stock Plan" means the Company's 1996 Stock Plan as adopted and in
           ----------
effect on the date hereof.

          "Stock Purchase Agreement" means the Stock Purchase Agreement dated as
           ------------------------
of October 25, 1996, among the Company, the Parent and Warburg, as amended by the Purchase Agreement and Amendment and as the same may hereafter be further amended or restated.

          "Strategic Investor" means a Person who or which, at the time in
           ------------------
question, has made, or is simultaneously making, a financial investment in the Company in order to receive from the Company goods, services, technology, expertise or other value in addition to a monetary return on such financial investment.

          "Subsidiary" means any Person (other than an individual) with respect
           ----------
to which a specified Person (or Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors, if a corporation, or other Persons performing similar functions.

          "Tag-Along Notice" has the meaning set forth in Section 3.1(b).
           ----------------

          "Transfer" of a security shall be construed broadly and shall include
           --------
any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise.

          "Transferee" means a Person acquiring securities through a Transfer.
           ----------

          "Transferor" means a Person Transferring securities.
           ----------

          "Transferring Shareholder" has the meaning set forth in Section 3. 1
           ------------------------                               ------------
(a) .
----

          "Warburg" means Warburg, Pincus Ventures, L.P., a Delaware limited
           -------
partnership.

1.2.  RULES OF CONSTRUCTION.
----  ---------------------

          The use in this Agreement of the term "including" means "including,
                                                 ---------        -----------
without limitation".  The words "herein", "hereof", "hereunder" and other words
------------------               ------    ------    ---------
of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and subsection headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

1.3.  CERTAIN CONSENTS, WAIVERS, ETC.
      ------------------------------

          Whenever any action, event or condition relating to this Agreement shall require or permit the consent or approval of (i) the Requisite Investors, such consent or approval shall be deemed to have been duly given hereunder by the Requisite Investors if such action, event or condition shall have been consented to or approved by any Investor Director, or (ii) GNP or the Founders, such consent or approval shall be deemed to have been duly given hereunder by GNP or the Founders if such action, event or condition shall have been consented to or approved by any Founder Director.


                                  ARTICLE II
                            BOARD OF DIRECTORS; ETC.

2.1.  BOARD OF DIRECTORS; ETC.
      -----------------------
      (a) Number of Directors; Etc.
          -------------------------

          Each Shareholder shall from time to time take such action, in his capacity as a shareholder of the Company, including the voting, in person or by proxy, of the securities owned or controlled by such Shareholder and entitled to vote, as may be necessary to:

                (i) cause the Company to be managed by a board of directors (the "Board") consisting of (A) seven (7) directors nominated pursuant to
           -----
          this Section 2.1, unless sub-clause (B) becomes applicable, or (B)
               -----------
          at such time as the Investors both (1) hold in the aggregate shares of Common Stock and Common Stock Equivalents equal to the number of shares of Common Stock and Common Stock Equivalents held by the Parent, and (2) have invested additional funds in the purchase of equity of the Company in excess of the funds invested in the purchase of shares of Series A Preferred Stock and Series B Preferred Stock outstanding on the date of this Agreement (with such clauses (1) and
          (2) being satisfied in any order), eight (8) directors nominated pursuant to this Section 2.1; and
                           -----------
                (ii) cause the By-laws of the Company to be amended, as soon as possible following the date hereof, to provide for the creation of a Compensation Committee of the Board consisting of three members, one of whom shall be a Founder Director (as hereinafter defined), one of whom shall be an Investor Director (as hereinafter defined), and one of whom shall be a Designated Director (as hereinafter defined).

     (b)  Election of Directors.
          ---------------------

                Promptly after the execution of this Agreement and at any time and from time to time thereafter that directors of the Company are to be elected, each Shareholder shall, in his capacity as a shareholder of the Company, vote, in person or by proxy, all of the securities issued by the Company and owned or controlled by such Shareholder and entitled to vote at any annual or special meeting of the Shareholders of the Company called for the purpose of voting on the election of directors, or to execute a written consent in lieu thereof, and take all such other action as may be necessary to provide for the election of the directors nominated as follows:

                (i) two (2) directors nominated by Warburg (each, an "Investor
                                                                      --------
          Director," and all of them collectively, the "Investor Directors"),
                                                        ------------------
          or if sub-clause (B) of clause (i) of Section 2.1(a) becomes applicable, three (3) directors nominated by Warburg (each, an "Investor Director," and all of them collectively, the "Founder
           -----------------                                      -------
          Directors");

                (ii) three (3) directors nominated by GNP (each, a "Founder
                                                                    -------
          Director," and all of them collectively, the "Founder Directors"); and
          --------                                      -----------------

                (iii) two (2) directors nominated by GNP and Warburg jointly (each, a "Designated Director," and all of them collectively, the
                    -------------------
          "Designated Directors").
           --------------------
     (c)  Removal of Directors.
          --------------------

          At all times, any Person or group of Persons having the right to nominate or elect a director pursuant to this Agreement shall have the right to require the removal, with or without cause, of such director. In the event that any Shareholder or group of Shareholders acting as described in this Section 2.1
                                                                     -----------
shall, in accordance with its or their rights specified therein, require the removal of any director or directors with respect to whom they have such right, then each of the other Shareholders hereby agrees to join with such acting Shareholders in recommending such removal as described above, and in causing the Company either to promptly hold a special meeting of shareholders and to vote, in person or by proxy, all of its Securities issued by the Company and entitled to vote at such meeting or to execute a written consent in lieu thereof, as the case may be, in favor of such removal.

     (d)  Vacancies.
          ---------

          If a vacancy is created on the Board by reason of the death, removal (in accordance with Section 2.1(c)) or resignation of any director, each of the
                    --------------
Shareholders shall, in its capacity as a shareholder of the Company, vote, in person or by proxy all of the Securities issued by the Company and owned or controlled by such Shareholder and entitled to vote at any annual or special meeting of the shareholders of the Company called for the purpose of voting on the election of directors, or to execute a written consent in lieu thereof, and take all such other action as may be necessary, to elect, or use its best efforts to cause the remaining directors to elect, a person to fill such vacancy who is nominated by the Person or Persons entitled to make such nomination, and, if applicable, is approved by the Person or Persons entitled to approve such nominee. Such election shall occur upon the earlier of the first meeting of the Board, or the next presentation of a written consent of directors in lieu of a meeting, after such vacancy occurs. In the event the remaining directors fail to select a director to fill any such vacancy within such period or in the event such directors fill such vacancy other than in accordance with the nomination and selection procedures set forth in Section 2.1(b), each Shareholder shall, in
                                      --------------
his capacity as a shareholder of the Company, use his best efforts to cause the Company either to promptly hold a special meeting of shareholders or to execute a written consent in lieu thereof and vote all of his Stock entitled to vote at such meeting, in person or by proxy, or pursuant to such written consent of shareholders, in favor of the individual Person or Persons nominated and selected in accordance with Section 2.1(b) hereof to fill such vacancy and, if necessary, in favor
     --------------
of removing any director elected to fill such vacancy other than in accordance with the nomination and selection procedures of Section 2.1(b).
                                                -------

     (e)  Required Removal.
          ----------------

          Concurrently with the consummation of any sale of Securities of the Company which would cause a Shareholder who or which has the right to nominate a member of the Board to no longer have a direct or indirect ownership interest in the Company, such Shareholder shall, upon the prior written request of the Requisite Shareholders, deliver the resignations of the member(s) of the Board who are such Shareholder's nominee or nominees.

     (f)  Notice of Elections, Etc.
          -------------------------

          The Company shall provide to each party entitled to nominate directors hereunder 15 days prior written notice of any intended mailing of notice to shareholders for a meeting at which directors are to be elected, and any party entitled to nominate directors pursuant to this Section 2.1 shall notify the
                                                -----------
Company in writing, prior to such mailing, of the individual Person(s) nominated by it or them as its or their nominee(s) for election as director(s). If any Shareholder entitled to nominate members of the Board hereunder fails to give notice to the Company as set forth in this Section 2.1(f), it shall be deemed
                                           --------------
that the nominee of such party then serving as a member of the Board shall be its nominee for reelection.

2.2.  Covenants of the Company.
----  ------------------------

          Without the approval of the Requisite Investors and GNP (except as to GNP in the case of clause (i) below), the Company shall not, and the Company
                   ----------
shall not permit any of its Subsidiaries to, take any of the following actions:

          (i) the dismissal or appointment of the Chief Executive Officer of the Company or such Subsidiary (it being understood and agreed by the parties hereto that, as of the date of this Agreement, Mr. Jack D. Hidary is the Chief Executive officer of the Company and shall be appointed as such by the Board at its first meeting occurring on or subsequent to the date of this Agreement in which action is taken to appoint officers of the Company);

          (ii) except for (A) the issuance and sale of shares of Convertible Preferred Stack to Investors pursuant to, and as expressly contemplated by, the Documents, and (B) the issuance and sale of Excluded Securities, any financing or series of related financings involving the sale by the Company or any of its Subsidiaries of equity securities to any Person or Persons other than Strategic Investors, or of debt securities to any Person or Persons including Strategic Investors, resulting in aggregate proceeds to the Company for all such securities (determined with respect to any such securities at the time of their issuance) greater than $2,000,000; provided, however, that in the event the
     --------  -------

     Company requests Warburg to exercise the Series C Option under the Purchase Agreement and Amendment and thereafter Warburg neither (A) exercises the
                             ---
     Series C Option for the full amount of Series C Preferred Stock that the Company has requested Warburg to purchase nor (B) otherwise invests additional funds in the purchase of equity of the Company in an amount equal to the aggregate purchase price of the Series C Preferred Stock that the Company has requested Warburg to purchase, then the Company shall not be required under this clause (ii) or under clause (iii) below to obtain the consent of the Requisite Investors for the sale or sales of equity securities to one or more Strategic Investors in an amount up to or equal to the difference between the amount the Company has requested from Warburg and the amount (if any) actually invested by Warburg pursuant to such request, on terms not materially more favorable to such Strategic Investor than those contained in the Series C option (but nothing contained in this proviso shall eliminate any other consent requirement under this Section 2.2);

          (iii) any financing or series of related financings involving the sale by the Company or any of its Subsidiaries to Strategic Investors of equity securities that by their terms are directly or indirectly exchangeable or exercisable for, or convertible into, that number of shares of Common Stock that, when taken together with all prior financings pursuant to this clause (iii) on a cumulative basis, exceeds ten percent (10%) of the number of shares of Common Stock issued and outstanding on the date of determination (determined on a Fully Diluted Basis);

          (iv) any issuance, sale or transfer of any securities of any Subsidiary of the Company to any Person other than the Company;

          (v) any merger, recapitalization, reorganization, liquidation or winding up of the Company or any of its Subsidiaries or the sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole;

          (vi) any sale or other disposition of assets of the Company or any of its Subsidiaries with an aggregate Fair Value greater than $250,000 that is outside the ordinary course of business of the Company or such Subsidiary;

          (vii) any declaration or payment of (or setting aside of funds for the payment of) dividends, distributions or other payments on or with respect to any equity security of the Company or any of its Subsidiaries (other than pursuant to the express terms of the Certificate of Incorporation with respect to the redemption of the Convertible Preferred Stock);

          (viii) any amendment to the Fundamental Documents of the Company or any of its Subsidiaries (other than any such amendment required to consummate a financing transaction contemplated by clause (ii) or (iii)
                                                        -----------    -----
     above that does not require the consent or approval of the Requisite Investors or GNP pursuant to such clause (ii) or (iii) above; provided,
                                       -----------    -----        --------
     however, that nothing
     -------
     contained herein shall eliminate or otherwise affect any other consent, approval or waiver requirement for any such amendment under any such Fundamental Document, other Document or applicable law) or to the employment agreement for the Company's Chief Executive Officer);

          (ix) an increase in the number of shares of Common Stock reserved for issuance pursuant to the Stock Plan 15% of the aggregate number of shares of Common Stock and outstanding on the date of determination (determined on a Fully Diluted Basis); and

          (x) make any election under Section 341(f) of the Internal Revenue Code of 1986, as amended (or any successor statue).


2.3. COVENANTS OF THE PARENT AND GNP.
     -------------------------------

     (a) Without the prior approval of the Requisite Investors, neither the Parent nor GNP shall, and the Founders shall use their best efforts to cause the Parent and GNP not to, take any of the following actions:


          (i) engage in any business or activity other than (A) owning (of record and beneficially) securities issued by the Parent, in the case of GNP, and by the Company, in the case of the Parent, and (B) making investment in (i) direct obligations of the United States of America, or obligations guaranteed as to principal and interest by the United States of America, (ii) time deposits, bankers' acceptances and certificates of deposit issued by any bank or trust company or, in the case of any subsidiary bank of a bank holding company, a bank holding company, having capital, surplus and undivided profits of at least $250,000,000, the short-term deposits of which are given an Al or Pl rating by Standard & Poor's Corporation or Moody's Investors Service, Inc., as applicable, (iii) obligations of any bank or trust company or bank holding company described in clause (ii) above, in respect of the repurchase of obligations of the type described in clause (i) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (i) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, any such bank or trust company or bank holding company, (iv) commercial paper given a rating of Al or Pl by Standard & Poor's Corporation or Moody's Investors Service, Inc., as applicable and (v) securities of a class registered under Section 5 of the Securities Act or Section 12 of the Exchange Act that are listed for trading on a U.S. national securities exchange or the automated quotation system maintained by the National Association of Securities Dealers and that acquired in the open public market (provided, however, that the aggregate amount of securities of any such class owned by the Parent and GNP shall not equal or exceed 5% of the outstanding securities of such class);

          (ii) issue or sell any security of GNP to any Person who is not already a member of GNP, or amend the Fundamental Documents of GNP to admit any such Person as a member of GNP other than any such Person who may acquire a Membership Interest in GNP by transfer from an existing member of GNP in a transaction pursuant to or in accordance with, or otherwise expressly permitted by, the Fundamental Documents of GNP and Section 4.2 hereof; provided, however, that the consent of the Requisite Investors
             --------  -------
     shall not be required under this clause (ii) for the issuances and sales of securities of GNP, or for sales of Common Stock by GNP, and the Transfer of such shares of Common Stock by the Parent to GNP in order to enable GNP to make any such sales, to non-Affiliates of the issuer and the Transferor in arms length transactions during the period commencing October 25, 1996 and ending on October 25, 1997, for aggregate consideration paid by the purchasers and other acquirers for all such securities and shares of Common Stock of not more than $2,000,000;

          (iii) issue or sell any security of the Parent to any Person who is not already a member of the Parent or GNP, or amend the Fundamental Documents of the Parent to admit any such Person as a member of the Parent other than any such Person who may acquire a Membership Interest in the Parent by transfer from an existing member of the Parent in a transaction pursuant to or in accordance with, or otherwise expressly permitted by, the Fundamental Documents of the Parent and Section 4.2 hereof;

          (iv) dissolve, liquidate or otherwise wind up the business or affairs of the Parent or GNP;

          (v) sell, assign, transfer or otherwise dispose of, or pledge, encumber or otherwise hypothecate, in one or more related transactions, all or substantially all of the assets of the Parent or GNP; or

          (vi) permit any transfer of Membership Interests or any other transaction or occurrence (including any amendment to the Fundamental Documents of the Parent or GNP), if the effect of such Transfer or other transaction would result in a Change of Control.

     (b) Unless otherwise approved by the Requisite Investors, GNP shall cause the Parent and the Company, and the Parent shall cause the Company, to perform and comply with their respective obligations under the Documents in all material respects.

                                  ARTICLE III

                      CO-SALE RIGHTS; "CLAW-BACK" OPTIONS

3.1.  CO-SALE RIGHTS.
      --------------

     (a) If at any time any Shareholder (the "Transferring Shareholder")
                                              ------------------------
proposes to Transfer any shares of Common Stock (other than Permitted Transfers), then at least 90 days prior to the closing of such Transfer, such Transferring Shareholder shall deliver a written notice (the "Sale Notice") to
                                                              -----------
the other Shareholders (the "Other Shareholders") offering the Investors
                             ------------------
the option to participate in such proposed Transfer. Such Sale Notice shall specify in reasonable detail the identity of the prospective Transferee and the terms and conditions of the Transfer.


     (b) Any Other Shareholder may, within 15 days of the receipt of a Sale Notice, give written notice (each, a "Tag-Along Notice") to the Transferring
                                      ----------------
Shareholder stating that such Other Shareholder wishes to participate in such proposed Transfer and specifying the amount and class of Stock such Other Shareholder desires to include in such proposed Transfer. Such Other Shareholder shall include Common Stock unless such other Shareholder shall not then be permitted to convert its Convertible Preferred Stock into Common Stock, in which case such Other Shareholder shall be permitted to include Convertible Preferred Stock which will be sold at the Equivalent Price.

      (c) If none of the Other Shareholders gives the Transferring Shareholder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Transferring Shareholder may thereafter transfer the shares specified in the Sale Notice on substantially the same terms and conditions set forth in the Sale Notice. If one or more Other Shareholders give the Transferring Shareholder a timely Tag-Along Notice, then the Transferring Shareholder shall use all reasonable efforts to cause each prospective Transferee to agree to acquire all shares identified in all Tag-Along Notices that are timely given to the Transferring Shareholder, upon the same terms and conditions (or, if applicable, upon the same conditions and at the Equivalent Price) as applicable to the Transferring Shareholder's shares. If such prospective Transferee is unwilling or unable to acquire all shares proposed to be included in such sale upon such terms, then the Transferring Shareholder may elect either to cancel such proposed Transfer or to allocate the maximum number of shares that each prospective Transferee is willing to purchase among the Transferring Shareholder and the Other Shareholders giving timely Tag-Along Notices in proportion to such Shareholders' (including the Transferring Shareholder's) Proportionate Percentages. If any Other Shareholder elects to sell any class of shares which is different from the class of shares specified in the Sale Notice, then the Transferring Shareholder will use its best efforts to cause the Transferee to permit the inclusion of such different class of shares on the terms specified herein (including the Equivalent Price), and if such Transferee is unwilling or unable to purchase such shares in accordance with such terms, then the Transferring Shareholder shall cancel the proposed Transfer.

      (d) A proposed Transfer by a Shareholder of an interest in the Parent or GNP shall be deemed a proposed Transfer of the shares of Common Stock indirectly owned by virtue of the ownership of such interest and shall be subject to the provisions of this Section 3.1, and all references in this Section 3.1 to the shares of Common Stock proposed to be Transferred shall be deemed to be references to shares of Common Stock indirectly owned by virtue of the ownership of such interest (provided, however, that if such Transfer of an interest in the Parent or GNP constitutes a Permitted Transfer, such Transfer shall be excepted from this Section 3.1).

3.2.  "CLAW-BACK" OPTIONS TO PURCHASE.
      -------------------------------

      (a) Warburg grants to GNP an option, subject to the terms and conditions of the applicable provisions of this Section 3.2 (the "Initial Option"), to
                                     -----------       --------------
purchase up to that number of shares of Common Stock issued upon conversion of the Initial Preferred Shares determined as provided below at a per share price equal to the Original Cost paid by Warburg for an Initial

Preferred Share. The Initial Option shall vest and become exercisable by GNP only upon satisfaction of either of the following conditions:

          (i) after the closing of a Qualified Public offering at a time when Warburg is able to sell such shares of Common Stock free of any restriction on resale (including, without limitation, any restrictions imposed by federal or state securities laws, underwriters' lock ups or similar agreements), the aggregate Market Value of such shares of Common Stock is at least five times the aggregate Original Cost of, the Initial Preferred Shares; or

          (ii) the closing of a Sale of the Company occurs in which Warburg has the right (through conversion of the Initial Preferred Shares or otherwise) to receive for its Initial Preferred Shares, on a per share basis, cash, cash equivalents, or securities registered under the Securities Act with a Market Value of at least five times the Original Cost of an Initial Preferred Share.

Upon the satisfaction of either of the foregoing conditions, GNP may, at any time during the Initial Option Period (as defined below), exercise such option (which exercise shall become effective only upon (and not before) the consummation of such Sale of the Company in the case of the vesting of such Initial Option pursuant to clause (ii) of the second sentence of this Section
                           -----------                                -------
3.2(a)) by delivering written notice of exercise to Warburg specifying the
------
number of shares of Common Stock to be purchased. The number of shares that may be purchased by GNP upon the exercise of the Initial Option shall be that number that, after giving effect to such exercise, results in Warburg retaining shares of Common Stock received upon the conversion of the Initial Preferred Shares with an aggregate Market Value, taken together with the aggregate exercise price payable by GNP to Warburg for the shares of Common Stock to be purchased upon such exercise, of at least five times the aggregate Effective Per Share Price for all of the Initial Preferred Shares; provided, however, that such number of
                                         -------- --------
shares shall in no event exceed ten percent (10%) of the shares of Common Stock receivable by Warburg upon conversion of the Initial Preferred Shares. As used herein, the term "Initial Option Period" means either (A) in the case of the
                  ---------------------
vesting of the Initial Option pursuant to clause (i) of the second sentence of
                                          -----------
this Section 3.2(a), the 30-day period commencing on the date on which the
     --------------
Initial Option first vests and becomes exercisable and ending at 5:00 p.m. New York City time on the 30th calendar day thereafter, or (B) in the case of the vesting of the Initial Option pursuant to clause (ii) of the second sentence of
                                          -----------
this Section 3.2(a), the period commencing on the date on which the closing date
     --------------
of such Sale of the Company is determined and ending at 5:00 p.m. on the last business day immediately preceding the date of the closing of such Sale of the Company.

          (b)  Warburg grants to GNP an additional option, subject to the terms and conditions of the applicable provisions of this Section 3.2 (the
                                                          -----------
"Additional Option"), to purchase up to that number of shares of Common
-------------------
Stock issued upon conversion of the Additional Preferred Shares determined as provided below at a per share price equal to the Original Cost paid by Warburg for an Additional Preferred Share. The Additional Option shall vest and become exercisable by GNP only upon satisfaction of either of the following conditions:

          (i) after the closing of a Qualified Public Offering at a time when Warburg is able to sell such shares of Common Stock free of any restriction on resale (including, without limitation, any restrictions imposed by federal or state securities laws, underwriters, lock ups or similar agreements), the aggregate Market Value of such shares of Common Stock is at least five times the aggregate original Cost of the Additional Preferred Shares; or

          (ii) the closing of a Sale of the Company occurs in which Warburg has the right (through conversion of the Additional Preferred Shares or otherwise) to receive for its Additional Preferred Shares, on a per share basis, cash, cash equivalents, or securities registered under the Securities Act with a Market Value of at least five times the Original Cost of an Additional Preferred Share.

          Upon the satisfaction of either of the foregoing conditions, GNP may, at any time during the Additional Option Period (as defined below), exercise such option (which exercise shall become effective only upon (and not before) the consummation of such Sale of the Company in the case of the vesting of such Additional Option pursuant to clause (ii) of the second sentence of this Section
                                                                         -------
3.2(b)) by delivering written notice of exercise to Warburg specifying the
------
number of shares of Common Stock to be purchased. The number of shares that may be purchased by GNP upon the exercise of the Additional Option shall be that number that, after giving effect to such exercise, results in Warburg retaining shares of Common Stock received upon the conversion of the Additional Preferred Shares with an aggregate Market Value, taken together with the aggregate exercise price payable by GNP to Warburg for the shares of Common Stock to be purchased upon such exercise, of at least five times the aggregate Original Cost for all of the Additional Preferred Shares; provided, however, that such number
                                            --------  -------
shall in no event exceed ten percent (10%) of the shares of Common Stock received by Warburg upon conversion of the Additional Preferred Shares. As used herein, the term "Additional Option Period" means either (A) in the case of the
                  ------------------------
vesting of the Additional Option pursuant to clause (i) of the second sentence
                                             ----------
of this Section 3.2(b), the 30-day period commencing on the date on which the
        --------------
Additional Option first vests and becomes exercisable and ending at 5:00 p.m. New York City time on the 30th calendar day thereafter, or (B) in the case of the vesting of the Additional Option pursuant to clause (ii) of the second
                                                 -----------
sentence of this Section 3.2(b), the period commencing on the date on which the
                 --------------
closing date of such Sale of the Company is determined and ending at 5:00 p.m. on the last business day immediately preceding the date of the closing of such Sale of the Company.

     (c) The right of GNP to exercise the Initial Option and the Additional Option and to purchase the shares of Common Stock contemplated thereby shall not be assignable without the prior written consent of Warburg. Anything contained herein to the contrary notwithstanding, each of the Initial Option and the Additional Option shall terminate 30 days after the first date on which Warburg is able to sell the shares of Common Stock covered by such option free of any restriction on resale (including, without limitation, any restrictions imposed by federal or state securities laws, underwriters' lock ups or similar agreements). In the event that Warburg enters into any agreement restricting its sale of shares of Common Stock issuable upon the conversion of the Initial Preferred Shares or the Additional Preferred Shares, Warburg shall promptly notify GNP thereof (including a summary of the transfer restrictions therein).

     (d) The closing of the sale of shares of Common Stock issuable upon the conversion of Initial Preferred Shares shall take place either (i) in the case of the vesting of the Initial Option pursuant to clause (i) of the
                                                      ----------
second sentence of Section 3.2(a), on such date as shall be mutually
                   --------------
determined between Warburg and GNP (but in no event later than 30 days following the exercise of such option), or (B) in the case of the vesting of the Initial Option pursuant to clause (ii) of the second sentence of
                                  -----------
Section 3.2(a), simultaneously with the consummation of such Sale of the
--------------
Company at the closing thereof. At the closing, Warburg shall deliver to GNP the certificates for the shares of Common Stock being purchased from Warburg at such closing, duly endorsed or accompanied by a duly executed stock power transferring such shares to GNP, against Warburg's receipt from GNP of the aggregate purchase price therefor in U.S. dollars in cash or by wire transfer of immediately available funds. The sale and purchase of such shares at the closing shall be without warranty or recourse to Warburg, except that Warburg shall warrant to GNP that Warburg has good title to such shares free and clear of any and all liens and encumbrances other than those arising under the Documents.

     (e) The closing of the sale of shares of Common Stock issuable upon the conversion of Additional Preferred Shares shall take place either (i)
in the case of the vesting of the Additional Option pursuant to clause (i)
                                                                ----------
of the second sentence of Section 3.2(b), on such date as shall be mutually
                          --------------
determined between Warburg and GNP (but in no event later than 30 days following the exercise of such option), or (B) in the case of the vesting of the Additional Option pursuant to clause (ii) of the second sentence of
                                     -----------
Section 3.2(b), immediately prior to the consummation of such Sale of the
--------------
Company at the closing thereof. At the closing, Warburg shall deliver to GNP the certificates for the shares of Common Stock being purchased from Warburg at such closing, duly endorsed or accompanied by a duly executed stock power transferring such shares to GNP, against Warburg's receipt from GNP of the aggregate purchase price therefor in U.S. dollars in cash or by wire transfer of immediately available funds. The sale and purchase of such shares at the closing shall be without warranty or recourse to Warburg, except that Warburg shall warrant to GNP that Warburg has good title to such shares free and clear of any and all liens and encumbrances other than those arising under the Documents.


                                  ARTICLE IV

                 PREEMPTIVE RIGHTS AND RIGHTS OF FIRST REFUSAL

4.1.  PREEMPTIVE RIGHTS FOR NEW SECURITIES.
      ------------------------------------

      (a) Except in the case of Excepted Securities, the Company shall not issue sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any equity security of the Company, (ii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any debt security referred to in clause (i) or (ii), unless in each case the Company
                             ----------    ----
shall have first offered (the "Preemptive Offer") to sell such securities to the
                               ----------------
Shareholders (the "Offered Securities") by delivery to such Shareholders of
                   ------------------
written notice of such offer stating that the Company proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price therefor and any other terms and conditions of such offer. The Preemptive offer shall by its terms remain open and irrevocable for a period of 20 days from the date it is delivered by the Company (the "Preemptive Period").
              -----------------
     (b) Each Shareholder shall have the option, exercisable at any time during the Preemptive Period by delivering written notice to the Company (an "Acceptance Notice"), to subscribe for (i) the number or amount of such Offered
 -----------------
Securities up to its Proportionate Percentage of the total number or amount of Offered Securities proposed to be issued and (ii) up to its Proportionate Percentage of the Offered Securities not subscribed for by other Shareholders as specified in its Acceptance Notice. Any Offered Securities not subscribed for by a Shareholder (or not purchased by a defaulting Shareholder at the closing under
Section 4.1(c) below) shall be deemed to be re-offered to and accepted by the
--------------
Shareholders exercising their options specified in clause (ii) of the
                                                   -----------
immediately preceding sentence with respect to the lesser of (A) the amount specified in their respective Acceptance Notices and (B) an amount equal to their respective Proportionate Percentages with respect to such deemed offer. Such deemed offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (x) all of the Offered Securities are accepted by the Shareholders or (y) no Shareholder desires to subscribe for more Offered Securities (it being understood and agreed that the application of the foregoing clauses (x) and (y) may result in the Shareholders, or any of them, having the right, but not any obligation, under this Section 4.1 to accept and acquire up to and including all of the Offered Securities on the terms contained in this Section 4.1). The Company shall notify each Shareholder within five (5) days following the expiration of the Preemptive Period (and as soon as possible in the case of the deemed re-offer of securities not purchased by a defaulting Shareholder) of the number or amount of Offered Securities which such Shareholder has subscribed to purchase.

     (c) If Acceptance Notices are not given by the Shareholders for all of the Offered Securities, the Company shall have 90 days from the expiration of the Preemptive Period to sell all or any part of such Offered Securities as to which Acceptance Notices have not been given by the Shareholders (the "Refused
                                                                 -------
Securities") to any other Persons, but only upon terms and conditions in all
----------
respects, including unit price and interest rates, which are no more favorable, in the aggregate, to such other Persons or less favorable to the Company than those set forth in the Preemptive offer. Upon the closing, which shall include full payment to the Company, of the sale to such other Persons of all the Refused Securities, the Shareholders shall purchase from the Company, and the Company shall sell to the Shareholders, the Offered Securities with respect to which Acceptance Notices were delivered by the Shareholders, at the terms specified in the Preemptive Offer (with all such sales and purchases occurring simultaneously). In each case, any Offered Securities not purchased by the Shareholders or any other Persons in accordance with this Section 4.1 may not be
                                                          -----------
sold or otherwise disposed of until they are again offered to the Shareholders under the procedures specified in this Section 4.1.
                                       -----------
     (d) As used herein, the term "Excepted Securities" means (i) shares of
                                   -------------------
Common Stock (or options therefor) issued, granted or sold to directors or employees of, or consultants to, the Company under the Stock Plan, (ii) Common Stock issued by the Company in a bona fide underwritten public offering registered under the Securities Act, (iii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities, (iv) securities issued in connection with a stock split or stock dividend or pursuant to a reverse stock split or stock combination, and (v) all issuances of Convertible Preferred Stock pursuant to the Stock Purchase Agreement and the Certificate of Incorporation.

4.2. RIGHTS TO PURCHASE SECURITIES OF PARENT AND GNP.
     -----------------------------------------------

     (a) In the event of any proposed Transfer by a Shareholder pursuant to a bona fide offer of securities of the Parent or GNP to a Person who is not then
---------
a Member of or other holder of an interest in the Parent or GNP or which would not constitute a Permitted Transfer if the Transferor were Transferring Common Stock, such Transferor shall first deliver written notice simultaneously to the Company and the Investors (the "Notice of Transfer"), which shall be
                                ------------------
irrevocable for a period of 45 days after delivery thereof, offering (the "Offer") to the Company and the Investors (the "Offerees") all of the
 -----
securities proposed to be Transferred by the Transferor at the purchase price and on the terms specified therein (which Notice of Transfer shall include all relevant terms of the proposed Transfer). The Transferor shall also furnish to the Company and the Investors such additional information relating to the Transfer as they may reasonably request. The Company shall have the first right and option, for a period of 30 days after delivery of the Notice of Transfer by the Transferor, to accept all of the securities so offered at the purchase price and on the terms stated in the Notice of Transfer. The Company shall, if it does not elect to purchase all of the offered securities, immediately upon such election deliver notice thereof to the Investors. Each Investor shall have the right and option, for a period of 15 days after the expiration of the 30-day period provided above, (x) to accept all or any portion of its Participating Percentage of the securities so offered at the purchase price and on the terms stated in the Notice of Transfer and (y) to offer, in any written notice of acceptance, to purchase any securities not accepted by the other Investors, in which case the securities not accepted by the other Investors shall be deemed on the same terms and conditions to be reofferred from time to time during such 15-day period to and accepted by the Investors who exercised their option under this clause (y) pro rata in accordance with their respective Participating
     ---------- --------
Percentages (computed without including the Investors who have not exercised their option to purchase securities under this clause (y)), until
                                                         ----------
all such securities are fully subscribed or until all such Investors have subscribed for all such offered securities which they desire to purchase.

     (b)  Transfers of securities under the terms of this Section 4.2 shall be
                                                          -----------
made at the offices of the Company on a mutually satisfactory Business Day within 15 days after the expiration of the 45-day time period provided for above. Delivery of certificates or other instruments evidencing such securities, duly endorsed for transfer, shall be made on such date against payment of the purchase price therefor.

     (c) If the Company and the Investors shall not have accepted all of the securities offered for sale pursuant to the Notice of Offer, then subject to
Section 4.2(f) below, the Transferor may Transfer to a third party that
--------------
number of the securities not accepted by the Company and the Investors at a price and on such other terms and conditions not more favorable to such third party than those contained in the original Notice of Transfer, at any time within 180 days after the expiration of the offers required by Section 4.2(b).
                                                               --------------
In the event the securities are not Transferred by the Transferor on such terms during such 180-day period, the restrictions of this Section 4.2 shall
                                                           -----------
again become effective to any applicable Transfer of securities by the Transferor.

     (d) The Transferor may specify in the Notice of Transfer that the Offer mentioned therein is conditioned upon receipt from the Company and the Investors, or any one of them, of written notices of binding acceptance with respect to all securities mentioned in such Notice of Transfer, in which case the Company and the Investors shall only have right to purchase all, and not less than all, of the securities offered in such Notice of Transfer.

     (e) In the event that the Company and/or the Investors do not purchase all of the securities offered in the Notice of Transfer, the Transfer of such unaccepted securities to the third-party Transferee shall be subject to the provisions of Section 3.1 as if such Transfer were a Transfer of the Common
              ------------
Stock indirectly owned by virtue of the ownership of such securities to be Transferred.

     (f) In the event of purchase of any securities of or other interests in the Parent or GNP by the Company or the Investors, effective provision shall be made for the conversion or exchange of such securities for shares of Common Stock indirectly owned by virtue of ownership of such securities, and the parties hereto shall use their best efforts to provide for such conversion or exchange on terms reasonably acceptable to the issuer of such securities, the Company, and, if purchasing any of such securities, such Investors.


                                   ARTICLE V

                             MANAGEMENT AND CONTROL

          The business and affairs of the Company shall be managed, controlled and operated in accordance with its Fundamental Documents and the Documents, as the same may be amended from time to time, except that no Fundamental Documents of the Company shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of any of the Documents, and, in the event of a conflict between any of the Documents and any of the Fundamental Documents, the provisions of the Documents shall control and the parties shall take actions necessary to amend or modify the Fundamental Documents to eliminate or resolve such conflict in accordance with this provision.


                                  ARTICLE VI

                                 MISCELLANEOUS

6.1.  ISSUANCES OF SECURITIES.
      ------------ ----------

          The Company shall not, without the prior written consent of the Requisite Investors, issue or sell, or otherwise permit or record the Transfer of, any security of the Company to any Person if such Person is (or as a result of the issuance, sale or Transfer of such securities to such Person would become) an Identified Shareholder unless, subject to the provisions of Section
                                                                       -------
6.2(b), such Person (i) is already a party to this Agreement as an Identified
------
Shareholder hereunder or (ii) first executes and delivers to the Company a Joinder Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of this Agreement as an Identified Shareholder hereunder.

6.2. JOINDER AGREEMENT; CERTAIN TRANSFERS.
     ------------------------------------
     (a)  The provisions regarding Transfers of Stock contained in this Article
                                                                        -------
VI shall apply to all shares of Stock now owned or hereafter acquired by a Shareholder, including shares of Stock acquired by reason of original issuance, dividend, distribution, exchange, conversion and acquisition of outstanding shares of Stock from another Person, and such provisions shall apply to any shares of Stock obtained by a Shareholder upon the exercise, exchange or conversion of any option, warrant or other derivative security.

     (b) Except for (i) transfers that constitute Public Sales and (ii) as otherwise expressly provided by that certain Voting Trust Agreement dated as of October 25, 1996, relating to the Stock Plan, no Shareholder shall Transfer any shares to a Person not already a party to this Agreement as a Shareholder unless and until such Person executes and delivers to the Company a Joinder Agreement, pursuant to which such Person will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement, as a Shareholder hereunder. Any Person who executes a Joinder Agreement shall (i) be designated an Investor if the Transferor was an Investor and the Transferee was not the Company, an Identified Shareholder or an Affiliate of an Identified Shareholder or (ii) be designated an Identified Shareholder in all other instances. No Person who is not a Shareholder who acquires Stock in a Public Sale shall be permitted or required to execute a Joinder Agreement.

     (c) Notwithstanding any other provision of this Agreement to the contrary, no Transfer of Shares shall be made to any Competitor without the prior written consent of a Majority of the Entire Board (with each Member of the Board voting regardless of any interest in such transaction).

6.3.  GOVERNING LAW; ETC.
      ------------------
     (a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     (b) The jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively lie in any federal or state court located in the City of New York, New York. The parties further agree that such exclusive jurisdiction and venue shall lie exclusively with such federal courts if federal rules of jurisdiction permit such federal court to hear such action. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action. The parties irrevocably agree that venue would be proper in any such court and hereby waive any objection that any such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS, EXCEPT WHERE THIS AGREEMENT EXPRESSLY REQUIRES OTHERWISE FOR THE RESOLUTION OF ANY SUCH DISPUTE. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM (AND OF ARBITRATION WHERE THIS AGREEMENT EXPRESSLY REQUIRES ARBITRATION), THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS.

6.4. DURATION OF AGREEMENT.
     ---------------------

     The rights and obligations of the Company and each Shareholder under this Agreement (other than the provisions of Section 3.2, which shall survive
                                             -----------
until such time as GNP fully exercises its rights under such Section or, if earlier, the expiration of the applicable option period) shall terminate on the earliest to occur of the following: (a) immediately prior to the consummation of a Qualified Public Offering; (b) immediately prior to the consummation of the sale of all, or substantially all, of the assets of the Company and its Subsidiaries taken as a whole; or (c) the consummation of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

6.5. SEVERABILITY.
     ------------

     If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

6.6. INJUNCTIVE RELIEF.
     -----------------

     It is acknowledged that it will be impossible to measure the damages that would be suffered by the non-breaching party if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-breaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the non-breaching parties have an adequate remedy at law.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys, fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.7.  BINDING EFFECT.
      --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased, juvenile or incapacitated Shareholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Shareholder under the terms of this Agreement.

6.8. AMENDMENT; MODIFICATION; WAIVER.
     -------------------------------

     (a) Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (i) the Company,
(ii) the Requisite Investors and (iii) the Requisite Shareholders; provided,
                                                                   --------
however, that if any such amendment, modification, or waiver that would
-------
adversely affect the rights hereunder of any Shareholder, in its capacity as a Shareholder, and which either are unique to such Shareholder or do not similarly affect the rights hereunder of all Shareholders of the same series or class, in their capacities as Shareholders of such series or class, such amendment, modification or waiver shall not be effective as to such Shareholder without its prior written consent.

     (b) No course of dealing between the Company and the Shareholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.9. COUNTERPARTS.
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

6.10. NOTICES.
      -------

     All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in Person, by telex, telegram or telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

     If to the Company, to:

     EarthWeb Inc.
     3 Park Avenue, 33rd Floor
     New York, New York 10016
     Attention: President
     Telephone: (212) 725-6550
     Telecopy:  (212) 725-6559

     with a copy to:

     Morrison & Foerster, LLP
     1290 Avenue of the Americas, 41st Floor
     New York, New York 10104
     Attention: Joseph W. Bartlett, Esq.
     Telephone: (212) 468-8000
     Telecopy:  (212) 468-7900

     If to any Shareholder, at his or its address set forth on Schedule I
                                                               ----------
hereto or, if none, in the books of the Company.

     All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (ii) in the case of overnight courier, on the next business day, and (iii) in the case of mailing, on the third business day following such mailing.

                                    *  *  *

     IN WITNESS WHEREOF, the Company and the Shareholders have executed this Shareholders Agreement in counterparts as of the date first above specified.

                                    EARTHWEB INC.
                                        /s/ Jack D. Hidary
                                    By: ________________________________
                                       Jack D. Hidary
                                       President


                                    EARTHWEB LLC
                                        /s/ Jack D. Hidary
                                    By: ________________________________
                                       Jack D. Hidary
                                       Authorized Signatory

                                    GLOBAL NETWORK PARTNERS LLC
                                        /s/ Jack D. Hidary
                                    By: ________________________________
                                       Jack D. Hidary
                                       Authorized Signatory

                                    WARBURG, PINCUS VENTURES, L.P.
                                    By:  Warburg, Pincus & Co., its general
                                    partner
                                        /s/ Henry Kressel
                                    By: ________________________________
                                       Name:  Henry Kressel
                                       Title:  Managing Director
                                    /s/ Jack D. Hidary
                                    ___________________________
                                    Jack D. Hidary
                                    /s/ Murray Hidary
                                    ___________________________
                                    Murray Hidary
                                    /s/ Nova Spivack
                                    ____________________________
                                    Nova Spivack